POWER OF ATTORNEY

The undersigned hereby makes, constitutes, and appoints each of Michael Crawford and Tara Charnes, signing singly, as the undersigned's true and lawful attorney-in-fact to do the following in relation to the Hall of Fame Resort &
Entertainment Company (the "Company"): (i) to execute for and on behalf of the undersigned any Forms 3, 4, and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934, as amended ("1934 Act"), and the rules and regulations adopted thereunder; and (ii) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable, as determined by such attorney-in-fact, to complete and execute such Forms 3, 4, or 5; to complete and execute any amendment or amendments thereto; and to file such forms with the United States Securities and Exchange Commission, any other governmental or administrative authority, and/or any stock exchange or similar authority, including without limitation obtaining EDGAR filing codes, passcodes,
CIK numbers, and the like.

The undersigned hereby grants such attorney-in-fact full power and authority to do and perform every act which is required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted as the undersigned might or could do if personally present, with full power of substitution or revocation, and the undersigned hereby ratifies and confirms all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. Execution by the named attorney-in-fact alone shall be sufficient and shall be deemed the undersigned's act in whatever capacity the undersigned might have so acted. The undersigned acknowledges that the foregoing attorneys-in-fact, and serving in such capacity at the undersigned's request, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the 1934 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney is effective immediately and shall not be affected by the subsequent incapacity or mental incompetence of the undersigned.

Date: July 6, 2022

Signature:

/s/ Victor S. Gregovits
Victor S. Gregovits